Rogers Consulting Group

Specialty Securities Advisement

October 28,2008

Dr. Alexander Gak
BAETA Corp.
253 Warren Avenue
Fort Lee, NJ 07024

RE: Amendment to Agreement for CFO Services

Dear Dr. Gak:

This letter serves to memorialize the compensation parameters for increased service provisions and obligations as follows:

1.	Services.
a.	Capital Formation.
i.	To act as independent agent to the Company for the purpose of securing an estimated $500,000 - $3,000,000 of equity, debt or equivalent form of operating capital from private capital sources.
b.	Market Makers.
i.	To identify, negotiate, engage and oversee during the Term of any Agreement in effect with RCG Market-Makers to support the Company’s transition to the public markets.
c.	Transfer Agents.
i.	To identify, negotiate, engage and oversee during the Term of any Agreement in effect with RCG, a Transfer Agent to support the Company’s transition to the public markets.
d.	Financial PR.
i.
To identify, negotiate, engage and oversee during the Term of any Agreement in effect with RCG, an appropriate PR firm to enhance visibility for the Company’s products, services and public equity status.

2.
Fees.  Fees represent additional compensation to any other current Agreement(s) with RCG, not in-lieu-of any other compensation due, except for Item C(ii)(iv), which would supersede any other Agreement in force.  Capital may be formed in multiple tranches and varying times within the Term of this Amendment. Fees shall be due upon any tranche and based upon aggregate totals achieved during the Term of this Amendment.

a.	Additional Cash Compensation: $1,500 / mo. Increase to begin November 15 and continue for the remainder of Term.
b.	Equity Compensation: 152,000 common shares upon execution of Amendment.
c.	Performance-based compensation for successful Capital Formation.
i.	Successful acquisition of $0 - $249,000
i.	Success fee: 10% of capital raised

Rogers Consulting Group
8251 Blackburn Avenue| Suite 4 | Los Angeles | CA | 90048
Ph. 310.499.0552 | F. 323.852.7157
Http://www.managesource.com | CEO@managesource.com

Rogers Consulting Group Services Amendment

ii.	Fees may be paid in cash, stock or any combination thereof at the discretion of RCG
iii.	Any fees elected by RCG to be paid in common shares will be paid at a conversion rate of $0.25/sh
iv.	Fees to be paid to RCG within three (3) days of receipt of any funds by the Company
ii.	Successful acquisition of $250,000 - $3,000,000 or more
i.	Success fee: 10% of capital raised
ii.	Fees may be paid in cash, stock or any combination thereof at the discretion of RCG
iii.	Any fees elected by RCG to be paid in common shares will be paid at a conversion rate of $0.25/sh
iv.	Extension of the current Agreement for CFO Services through December 31, 2009 at a rate TBD, but estimated at $10,000 cash/mo & 5,000 common equity shares / month
v.	Fees to be paid to RCG within three (3) days of receipt of any funds by the Company

3.	Term & Exclusivity.
a.	Exclusivity: Non – Exclusive
b.	Term. The Term shall be guided by the overlying Agreement for CFO services, except in the following instance:
i.
The Term for performance of duties per Item 1(a): Capital Formation shall be 1-year.  Fees due for success of Item 1(a) from any sources identified and presented by RCG shall survive for a period of three (3) years from the date herein, at the rates above in Item 2.

4.
Severability & Termination.  The Parties agree that this Amendment is severable from the Agreement, and that any lack of success in formation of capital does not itself alone constitute lack of performance, nor preclude the Parties from any mutually agreed extensions, amendments or modifications at the appropriate anniversary date of the Term, per the primary Agreement. This Amendment may be separately terminated, extended or amended in accordance with the Termination provisions provided in the Agreement.

I look forward to reviewing this proposal for Amendment to our existing working relationship at your earliest convenience.

Sincerely,

Douglas A Rogers, President

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Rogers Consulting Group Services Amendment

Rogers Consulting Group

Amendment Accepted this 28th Day of October, 2008:

Signature – Rogers Consulting Group	Signature – BAETA Corp.

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